Exhibit 10.3

EXECUTION COPY
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Amendment #1 to the Amended and Restated Commercial License and Option Agreement

This Amendment #1 (this "Amendment") dated February 2, 2022 (the "Amendment Effective Date"), is made by and between Mersana Therapeutics, Inc., with an office at 840 Memorial Drive, Cambridge, Massachusetts, 02139, USA (hereinafter referred to as "MERSANA") and Synaffix B.V., with business address at Kloosterstraat 9, 5349 AB Oss, The Netherlands ("SNFX"); COMPANY and SNFX hereinafter individually referred to as “Party” and jointly as “Parties”.

WHEREAS, MERSANA and SNFX entered into a certain Amended and Restated Commercial License and Option Agreement effective as of November 23, 2021 (the “CLOA”);

WHEREAS, MERSANA, SNFX and Janssen Biotech, Inc. (“Sublicensee”) entered into a certain letter of agreement on the date hereof (the “Letter Agreement”);

WHEREAS, the Parties desire to make an amendment to the CLOA as set forth in this Amendment;

Now, therefore, in consideration of the following mutual promises, covenants and conditions hereinafter set forth, the Parties agree as follows:

1.This Amendment shall be effective as of the Amendment Effective Date.
2.As of the Amendment Effective Date, the CLOA shall hereby be amended such that the penultimate sentence of Section 2.2(b)(7) of the CLOA is hereby superseded and replaced in its entirety with the following sentence:
“If MERSANA subsequently elects to exercise its Option right under this Section 2.2(b) for a Reserved Target during the Reservation Period, then MERSANA shall provide an Option Notice and pay the remainder of the License Fee owed pursuant to the procedures set forth in Section 2.2(b)(6); provided that the Reservation Fee(s) previously paid by MERSANA in relation to such Option shall be deducted from the License Fee owed by MERSANA under Section 3.2 for such Target(s) corresponding to Option #2 through Option #6 (inclusive) but not Option #7 through Option #12 (inclusive); provided further that, solely in connection with the exercise of Option #7 to Option #12 (inclusive), if MERSANA chooses to directly exercise any such Option without first reserving a Target for such Option and paying the applicable Reservation Fee, an amount equal to such Reservation Fee shall be paid together with the License Fee as part of the exercise of such Option [**].
3.As of the Amendment Effective Date, the CLOA shall hereby be amended such that an additional Section 3.3A shall be included:
“3.3A Letter Agreement Execution Fee. In consideration for SNFX entering into the Letter Agreement MERSANA shall pay to SNFX the non-refundable sum of one million five hundred thousand U.S. Dollars (U.S. $1,500,000.00) within [**] of the Amendment Effective Date, provided that [**].”
4.The Parties acknowledge and agree that the Letter Agreement and the Sublicense Agreement relate to Licensed Targets [**]; provided that in no event shall [**] during the term of the Sublicense Agreement.
5.For the avoidance of doubt, the Parties acknowledge and agree that, in the event of an amendment of the Sublicense Agreement, Mersana will comply with its obligations under and pursuant to Section 2.4(a)(b) of the CLOA. In addition, notwithstanding any provision of the Letter Agreement, it is acknowledged and agreed by the Parties that Mersana will comply with its obligations under Section 2.4(a)(a) (and the Parties acknowledge and agree that Section 2.4(a)(a) will permit Mersana to enter the Sublicense Agreement (as defined in the Letter Agreement) prior to payment of a License Fee as long as such Sublicense Agreement does not grant rights under the Licensed Technology prior to the payment of the License Fee), 2.4(a)(c), Section 2.4(a)(d) or Section 2.4(a)(e) of the CLOA (each as expressly modified under the Letter Agreement).

6.Except as expressly amended by this Amendment, the CLOA shall be unchanged and shall remain in full force and effect in accordance with its terms.
7.Unless a capitalized term is defined herein, such term set forth in this Amendment shall bear the meaning set forth in the CLOA.
8.This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York and the Federal laws of the United States of America, without reference to conflicts of law principles.
9.The Parties may execute this Amendment in two (2) or more counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. Signatures to this Amendment delivered by facsimile or other electronic transmission (e.g., portable document format (PDF)) shall be deemed to be binding as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the Amendment Effective Date.

SIGNED for and on behalf of Synaffix B.V.: /s/ Peter van de Sande Name: Peter van de Sande Position: Chief Executive Officer	SIGNED for and on behalf of Mersana Therapeutics, Inc.: /s/ Brian DeSchuytner Name: Brian DeSchuytner Position: Chief Financial Officer

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